UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007

BLUE RIDGE PAPER PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114032	56-2136509
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

41 Main Street, Canton, North Carolina		28716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (828) 454-0676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           The Board of Directors of Blue Ridge Paper Products Inc. (the “Company”) has accepted the resignation of Richard A. Lozyniak, effective August 24, 2007, as president and chief executive officer of the Company and as a member of the Company’s Board of Directors.

(c)           The Company’s Board of Directors has appointed Thomas J. Degnan as president of the Company and Malcolm Bundey as chief operating officer of the Company, each appointment effective as of August 24, 2007.  Messrs. Degnan and Bundey currently serve as members of the Company’s Board of Directors and Mr. Degnan is a member of the Audit Committee and Compensation Committee of the Company’s Board.

Since September 1997, Mr. Degnan has served as chief executive officer and managing director of Burns Philp & Company Limited, an affiliate of the Rank Group Limited, which is the indirect parent of the Company.  From 1998 to 2003, Mr. Bundey was a partner at Deloitte Touche Tohmatsu, Australia.  From September 2003 to July 2006, Mr. Bundey served as chief financial officer of Goodman Fielder Limited.  From August 2006 through January 2007, Mr. Bundey was a senior finance executive with the Rank Group Limited and Carter Holt Harvey Limited, an affiliate of the Rank Group Limited.  Since January 2007, Mr. Bundey has been the chief financial officer of Evergreen Packaging, Inc., an affiliate of the Rank Group Limited.

Neither of Messrs. Degnan nor Bundey will receive any additional compensation pursuant to any written or oral plan, contract or arrangement, in connection with his appointment as an executive officer of the Company, from any of the Company, the Rank Group Limited, Burns Philp & Company Limited, Carter Holt Harvey Limited, Evergreen Packaging, Inc. or any other affiliate of the Company, the Rank Group Limited, Burns Philp & Company Limited, Carter Holt Harvey Limited or Evergreen Packaging, Inc., other than the compensation such individual was otherwise entitled to receive in his current position with Burns Philp & Company Limited or Evergreen Packaging, Inc., respectively, prior to serving as an executive officer of the Company.  In addition, neither of Messrs. Degnan nor Bundey will receive, or be entitled or eligible to receive, any cash or equity grants or awards made pursuant to any written or oral plan, contract or arrangement (including any incentive bonus arrangements) from any of the Company, the Rank Group Limited, Burns Philp & Company Limited, Carter Holt Harvey Limited, Evergreen Packaging, Inc. or any other affiliate of the Company, the Rank Group, Burns Philp & Company Limited, Carter Holt Harvey Limited or Evergreen Packaging, Inc., other than such grants or awards (including any incentive bonus arrangements) such individual was otherwise entitled or eligible to receive in his current position with Burns Philp & Company Limited or Evergreen Packaging, Inc., respectively, prior to serving as an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE PAPER PRODUCTS INC.

Date: August 28, 2007	By:	/s/ John B. Wadsworth
Name: John B. Wadsworth
Title: Chief Financial Officer